UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lyft, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of the Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LYFT, INC.
185 BERRY ST., SUITE 400
SAN FRANCISCO, CALIFORNIA 94107
AMENDMENT TO THE PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Thursday, June 5, 2025
This amendment, dated May 23, 2025 (this “Amendment”), amends and supplements the definitive proxy statement, dated April 24, 2025 (the “Proxy Statement”), filed by Lyft, Inc. (the “Company”). The Proxy Statement relates to the solicitation of proxies by Lyft’s Board of Directors (the “Board”) for use at the Company’s annual meeting of stockholders (together with any adjournment, postponement or other delay thereof, the “Annual Meeting”) to be held on June 5, 2025, at 10:00 a.m. Pacific Time, via a live webcast at www.cesonlineservices.com/lyft25_vm. Capitalized terms used in this Amendment that are not defined have the meanings given to them in the Proxy Statement.

Except as described in this Amendment, the information provided in the Proxy Statement continues to apply. If information in this Amendment differs from or updates information contained in the Proxy Statement, then the information in this Amendment is more current and supersedes the different information contained in the Proxy Statement. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Change in the Composition of the Board

On May 22, 2025, Ariel Cohen resigned as a member of the Board. Mr. Cohen’s decision to resign from the Board was due to his other professional responsibilities, and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Withdrawal of Nominee for Election as Director

As a result of Mr. Cohen’s resignation, his name has been withdrawn from nomination, and will not be presented, for election to the Board as a Class III director at the Annual Meeting.

At the Annual Meeting, the three individuals standing for election to the Board as Class III directors are Sean Aggarwal, Jill Beggs, and Betsey Stevenson. The Board recommends a vote “FOR” the election of Mr. Aggarwal, Ms. Beggs and Ms. Stevenson.

Voting Matters

At the Annual Meeting, any votes for the election of Mr. Cohen will be disregarded. However, all proxy cards and voting instruction forms previously distributed by or on behalf of the Company remain valid for use at the Annual Meeting.

If you have already submitted a proxy to vote your shares, either by returning a completed proxy card or voting over the internet or by telephone, you do not need to re-submit your proxy unless you wish to change your vote. Proxies already returned will remain valid and will be voted at the Annual Meeting as instructed unless revoked, except as described in this Amendment. If you wish to change your vote or revoke a proxy, please follow the instructions in the Proxy Statement.

If you have not yet voted your shares, please do so as soon as possible. You may vote by following the instructions in the Proxy Statement.

If you have any questions or require assistance with voting your shares, please contact our proxy solicitation firm, Innisfree M&A Incorporated:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free at (877) 750-0926
Banks and brokers may call collect at (212) 750-5833

*    *    *